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                                                                     EXHIBIT 4.2

                         TVN ENTERTAINMENT CORPORATION


                                  AMENDMENT TO
                           SECURITYHOLDERS AGREEMENT
                           -------------------------


                                                            December 19, 1997


PRINCES GATE INVESTORS II, L.P.
1585 Broadway, 36th Floor
New York, NY 10036

STORIE PARTNERS, L.P.
1 Bush Street, Suite 1350
San Francisco, CA  94104

WENONAH DEVELOPMENT CORP.
c/o Cahill Gordon & Riendel
80 Pine Street, 17th Floor
New York, NY  10015

JEROME H. TURK AND CAROLE TURK FAMILY TRUST
c/o Fitzgeralds Gaming Corp.
301 Fremont Street
Las Vegas, NV  89101

PG INVESTORS II, INC., AS AGENT
1585 Broadway, 36th Floor
New York, NY 10036


Ladies and Gentlemen:

          Reference is made to the Securityholders Agreement dated August 29, 1997 (the "Securityholders Agreement") among TVN Entertainment Corporation, a Delaware corporation (the "Issuer"), Princes Gate Investors, II, L.P., a Delaware limited partnership, as purchaser (the "Purchaser"), Storie Partners, L.P., Wenonah Development Corp., Jerome H. Turk and Carole Turk Family Trust and PG Investors II, Inc., a Delaware corporation, as agent (the "Agent") for the Holders of PGI Stock. Capitalized terms not defined herein are used herein as defined in the Securityholders Agreement.
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          The undersigned agree with the Purchaser as follows:
          1   The second paragraph of the Securityholders Agreement is hereby amended and restated to read as follows:

          "WHEREAS, the Issuer and the Purchaser have entered into the Securities Purchase Agreement (as defined below) pursuant to which the Purchaser has agreed to purchase shares of Series B Stock (as defined below) in accordance with the terms thereof; and"


          2   Section 1.1. Definitions.   (i) Paragraph (a) of Section 1.01 of
              ------------------------
the Securities Purchase Agreement is hereby amended by deleting the definition of "Qualified Stock" and paragraph (b) thereof is hereby amended by deleting the definitions of "First Period" and "Second Period."

          (ii) Paragraph (a) of Section 1.01 of the Securities Purchase Agreement is further amended by deleting and replacing the definitions of "Certificate of Designations" and "Securities Purchase Agreement" as follows:

          "`Certificate of Designations' means the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or other Special Rights and Qualifications, Limitations and Restrictions Thereof of the Series B Convertible Preferred Stock of the Issuer, as amended."

          "`Securities Purchase Agreement' means the Securities Purchase Agreement dated as of the date hereof by and between the Issuer and the Purchaser, as amended."


          3   Section 4.6.  Qualified Stock.   Section 4.6 of the
              -----------------------------
Securityholders Agreement is hereby deleted in its entirety.


          4   Each Storie Holder, severally and not jointly, represents, warrants and agrees with each other party hereto that (i) such Storie Holder has received a copy of the Amendment to the Certificate of Designations dated the date hereof and the Amendment to the Securities Purchase Agreement dated the date hereof and (ii) such Storie Holder does not have any right to any adjustment to the Conversion Ratio (as defined in the Certificate of Designations) applicable to such Storie Holder's Series B2 Stock, or any other right to receive any equity security, by virtue of the transactions effectuated by such documents.
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          If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance in the space provided for that purpose below.

                                          Very truly yours,

                                          TVN ENTERTAINMENT CORPORATION


                                          By /s/ Arthur Fields
                                             ---------------------------
                                                 Arthur Fields
                                                 Senior Executive Vice President



Accepted:

     PRINCES GATE INVESTORS II, L.P.


     By  /s/ David Powers
         ---------------------------


     STORIE PARTNERS, L.P.


     By  /s/ Steven A. Ledger
         ---------------------------
             Managing Partner


     WENONAH DEVELOPMENT CORP.


     By  /s/ Clifford L. Michel
         ---------------------------
             President


     JEROME H. TURK AND CAROLE TURK FAMILY TRUST


     By  /s/ Jerome H. Turk
         ---------------------------
             Trustee


     PG INVESTORS II, INC., AS AGENT


     By  /s/ David Powers
         ---------------------------